UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 23, 2015

LIBERTY BROADBAND CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36713	47-1211994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

At Liberty Broadband Corporation’s (the “Company”) special meeting of stockholders held on September 23, 2015 (the “Special Meeting”), the following proposals were considered and acted upon by the stockholders of the Company: (1) a proposal to approve the issuance of shares of the Company’s Series C common stock pursuant to the terms of certain Amended and Restated Investment Agreements entered into by the Company with various investors and an Amended and Restated Assignment and Assumption of Investment Agreement entered into by the Company, among others (the “share issuance proposal”) and (2) a proposal to authorize the adjournment of the Special Meeting by the Company to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes were not represented at the Special Meeting to approve the share issuance proposal (the “adjournment proposal” and together with the share issuance proposal, the “Proposals” and each a “Proposal”). The number of votes cast for or against, as well as the number of abstentions and broker non-votes as to each Proposal, are set forth below.

1. The Share Issuance Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,759,484	33,212	8,642	--

Accordingly, the share issuance proposal was approved.

2. The Adjournment Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,166,266	628,312	6,760	--

Accordingly, the adjournment proposal was approved.

Item 7.01.  Regulation FD Disclosure

On September 23, 2015, the Company issued a press release announcing the approval of the Proposals at the Special Meeting. This Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release, dated September 23, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2015

LIBERTY BROADBAND CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release, dated September 23, 2015